Exhibit 10.4

AMENDMENT

YRC WORLDWIDE INC. TRANSFERRED EXECUTIVES’

SUPPLEMENTAL RETIREMENT PLAN

(Effective January 1, 2006)

THIS AGREEMENT is entered into by YRC Worldwide Inc. (the “Company”) this 1st day of July, 2008.

WITNESSETH:

WHEREAS, the Company maintains the YRC Worldwide Inc. Transferred Executives’ Supplemental Retirement Plan (the “Plan”) for the benefit of the employees of the Company and its participating affiliates;

WHEREAS, Section 5.1 of the Plan provides that the Company, through action of its Board of Directors or the Board of Directors delegated representative, may amend the Plan at any time;

WHEREAS, the Company has determined to amend the Plan to freeze future benefit accruals;

NOW, THEREFORE, the Company agrees that the Plan is amended, effective July 1, 2008, as set forth below:

1. Add the following sentence to the end of Section 2.1:

Notwithstanding any other provision of the SRP to the contrary, no Eligible Employee shall become a Participant on or after July 1, 2008.

2. Add a new Section 3.1(vii) to the end of Section 3.1 immediately following Section 3.1(vi):

(vii) notwithstanding any other provision of the Plan to the contrary, a Participant’s Compensation shall not include any amounts earned on or after July 1, 2008 and, for purposes of benefit accrual, a Participant’s Service shall not include any period beginning on or after July 1, 2008.

IN WITNESS WHEREOF, the Sponsor has caused this Agreement to be executed on the 1st day of July, 2008.

YRC WORLDWIDE INC.

By:	/s/ Harold D. Marshall
Harold D. Marshall,
Vice President-Employee Benefits